                                                  Filed Pursuant to Rule 424(b)4
                                                  Registration Number 333-118503

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS

                         40,017,525 SHARES OF COMMON STOCK

                       ENDEAVOUR INTERNATIONAL CORPORATION

                   [ENDEAVOUR INTERNATIONAL CORPORATION LOGO]

This prospectus relates to the offer and sale from time to time of up to 40,017,525 shares of our common stock by the selling stockholders named in this prospectus. The selling stockholders may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at other negotiated prices. A selling stockholder may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is traded on the American Stock Exchange under the symbol "END." On September 16, 2004, the closing price for our common stock was $3.25.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 17, 2004.

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                     Number
                                                                                     ------
The Company.......................................................................     1
Preliminary Note and Cautionary Statement Regarding Forward-Looking Statements....     2
Where You Can Find More Information...............................................     2
Incorporation of Certain Documents by Reference...................................     3
Risk Factors......................................................................     4
Use of Proceeds...................................................................    12
The Selling Stockholders..........................................................    12
Plan of Distribution..............................................................    28
Legal Matters.....................................................................    30
Experts...........................................................................    30

                                   THE COMPANY

Endeavour is an oil and gas exploration company whose principal activities are in the North Sea, primarily in the United Kingdom but also including Norway and the Netherlands.

On February 26, 2004, we completed a series of mutually interdependent transactions that transformed the nature and scope of our business. Prior to that time, we had no technical exploration and production staff and had no involvement with the North Sea. As of February 26, 2004, we installed an entirely new management team, and built a staff of experienced geologists and geophysicists to develop opportunities utilizing a significant seismic data base in the North Sea. At the same time, we implemented a strategy to divest our interests in United States oil and gas properties, and this strategy has now been carried out with the sale of all such interests. Since February 2004, our principal focus has been pursuing opportunities in the North Sea.

During the second quarter of 2004, we participated in the 22nd licensing round in the United Kingdom in a significant manner. Acting alone and with others, we submitted eight applications covering 21 blocks. Four of these applications were promote applications and four were traditional applications. Pursuant to the applications, we committed to undertake certain work obligations. We expect the United Kingdom government to announce the results of the 22nd licensing round in August or September 2004. We are also considering other opportunities in the United Kingdom sector of the North Sea, including possible farm-ins to existing licenses.

Through a limited liability company in which we hold an interest, we have an interest in the Phu Horm Gas Field Project, an onshore gas discovery in northern Thailand. In May 2004, the Phu Horm Project was approved as a Production Area by the Thailand Department of Mineral Fuels. Drilling of two additional appraisal wells commenced during the second quarter of 2004, which are expected to be completed in the fall of 2004. Engineering, design and permitting for the gas production facilities for the project are continuing at this time. A gas sales agreement is in place to provide gas to the existing Nam Phuong power plant. First gas sales are expected to commence from the Phu Horm Project in early 2006. In addition, we have interests in two exploration licenses in proximity to the Phu Horm Project which have certain work commitments and obligations.

As used in the Prospectus, unless the context otherwise requires, references to the "Company", "Endeavour", "we", "us" or "our" mean Endeavour International Corporation, its subsidiaries and its interests in other entities. Our common stock is traded on the American Stock Exchange under the symbol "END." Our principal executive offices are located at 1001 Fannin Street, Suite 1700, Houston, Texas 77002 and our telephone number is 713-307-8772. Our website is www.endeavourcorp.com.

               PRELIMINARY NOTE AND CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

This prospectus and our documents filed with the Securities and Exchange Commission and incorporated by reference in this prospectus include or may contain certain forward-looking statements. The words "may," "will," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this Report are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the caption "Risk Factors" below that we believe could cause actual results or events to differ materially from the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint venture or investments we may make.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the Commission's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Endeavour maintains an Internet site at http://endeavourcorp.com.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act of

1933 with respect to the shares of common stock offered by the selling stockholders hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about our common stock and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have been previously filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, are incorporated herein by reference:

      1) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-33439).

      2) Our quarterly reports on Form 10-Q for the quarters ended March 31, 2004 (File No. 000-33439) and June 30, 2004 (File No. 001-32212).

      3) Our current reports on Form 8-K filed on February 27, 2004, March 1, 2004, May 4, 2004 (each, File No. 000-33439), July 12, 2004, August
            25, 2004, September 14, 2004 (each, File No. 001-32212) and Form
            8-K/A filed on April 2, 2004 (File No. 000-33439). Our Form 8-K filed July 12, 2004 contains restated audited financial statements for the years ended December 31, 2003 and 2002 and the period from January 13, 2000 (Inception) through December 31, 2003 to reflect the adoption of the full cost method of accounting for oil and gas properties.

      4) The description of our common stock contained in our registration statement on Form 8-A filed on June 10, 2004, as amended by our amended registration statement on Form 8-A/A-1 filed on August 11, 2004 (File No. 001-32212), and including any other amendments or reports filed for the purpose of updating such description.

All documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information in the documents that is deemed not to be filed) subsequent to the date of this prospectus and prior to completion or termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to H. Don Teague, Executive Vice President, Administration & General Counsel, at 1001 Fannin, Suite 1700, Houston, Texas 77002, or at (713) 307-8700.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes, before deciding to invest in our common stock. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results would likely suffer. In that event, the market price of the offered securities could decline and you could lose all or part of the money you paid to buy our common stock.

WE HAVE HAD OPERATING LOSSES AND LIMITED REVENUES TO DATE AND DO NOT EXPECT TO BE PROFITABLE IN THE FORESEEABLE FUTURE.

We have been operating at a loss each year since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss applicable to common stockholders for the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002 was $15 million, $41 million and $5 million, respectively. We also have had limited revenues to date. Revenues for the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002 were $8,000, $27,000 and $16,000, respectively. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial expenditures in connection with our oil and gas exploration activities. As a result, we expect to continue to experience negative cash flow for the foreseeable future and cannot predict when, or if, we might become profitable.

IF WE ARE UNABLE TO GENERATE ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO ADEQUATELY FUND OUR EXISTING DEVELOPMENT AND EXPLORATION PROJECTS, ACQUIRE ADDITIONAL OIL AND GAS INTERESTS, OR MAINTAIN OUR RIGHTS IN SUCH PROJECTS.

We may not have an adequate amount of financial resources to adequately fund our development and exploration projects on a long-term basis. Since we currently are not a majority owner or operator of any of our projects, we cannot control the timing or amount of expenditures associated with a particular project. In the past, we have relied on the sale of our debt and equity securities to fund the acquisition, exploration and development of our petroleum properties. To continue funding these projects and to have the ability to fund additional projects, we will need to raise additional capital. We cannot assure you that additional funding will be available to us for exploration and development of our projects or to fulfill our obligations under any agreements. We also cannot assure you that we will be able to generate sufficient operating cash flow or obtain adequate financing in the future or that the terms of any such financing will be favorable. Failure to generate such additional operating cash flow or obtain such additional financing could result in delay, postponement or cancellation of further exploration and development of our projects or the loss of our interest in such properties.

ACQUIRING INTERESTS IN PROPERTIES FOR OIL AND NATURAL GAS EXPLORATION IS SPECULATIVE IN NATURE AND MAY NOT EVER RESULT IN OPERATING REVENUES OR PROFITS.

We cannot assure you that we will discover oil and gas in commercial quantities in any of our current properties or properties we acquire in the future. Our success depends upon our ability to acquire working and revenue interests in properties upon which gas and oil reserves are ultimately discovered. We expect to ultimately derive the cash flow necessary to fund our operations from the oil and gas produced from our producing properties and/or the sale of our properties. As of the date hereof, none of our properties has generated significant operating revenues.

WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO ACQUIRE LICENSE INTERESTS ON TERMS THAT WILL PERMIT US TO SUCCESSFULLY EXPLOIT THE NORTH SEA SEISMIC DATA.

One of our primary assets is a state-of-the-art 3D seismic database in the UK and Norwegian sectors of the North Sea. We do not own any licenses or other interests in any of the properties to which the seismic data relates. In order to exploit the potential of such data, we will have to acquire interests in such properties. We cannot assure you that we will be able to acquire such rights, if at all, on economic terms that will permit us to realize earnings.

IN THE EVENT WE ARE UNABLE TO IDENTIFY ADDITIONAL GAS AND OIL PROSPECTS IN WHICH WE CAN ACQUIRE AN INTEREST AT AN AFFORDABLE PRICE, WE MAY NOT BE ABLE TO SUSTAIN OUR GROWTH RATE AND ABILITY TO SPREAD RISK.

One element of our strategy is to continue to grow and spread risk through selected acquisitions of licenses or other ownership interests in gas and oil prospects. If we are unable to execute this aspect of our strategy in a timely manner, we may not be able to manage our risks and our operations may be adversely affected. We cannot assure you that:

      - we will be able to identify desirable gas and oil prospects and acquire licenses or other ownership interests in such prospects at a desirable price;

      - any of our currently planned or future acquisitions of ownership interests in gas and oil prospects will include prospects that may result in the discovery of proven gas or oil reserves;

      - we will have the ability to develop such discoveries which contain proven gas or oil reserves to the point of commercial production;

      - we will have the financial ability to consummate additional acquisitions of ownership interests in gas and oil prospects or to develop the prospects which we acquire to the point of production; or

      - that we will be able to consummate such additional acquisitions on terms favorable to us.

MARKET FLUCTUATIONS IN THE PRICES OF OIL AND GAS COULD ADVERSELY AFFECT THE PRICE AT WHICH WE CAN SELL GAS OR OIL DISCOVERED ON OUR LICENSED PROPERTIES.

Market fluctuations in the prices of oil and gas can adversely affect the price that we can sell gas and oil discovered on our licensed properties. In recent decades, there have been periods of both worldwide over-production and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. These conditions have resulted in periods of excess supply and/or reduced demand for crude oil and for natural gas. These periods have been followed by periods of short supply and/or increased demand for crude oil and natural gas. The excess or short supply of natural gas and crude oil has placed pressures on prices and has resulted in dramatic price fluctuations, even during relatively short periods of seasonal market demand. We cannot predict with any degree of certainty future oil and natural gas prices. Changes in oil and natural gas prices may significantly affect our revenues, operating results and profitability and the value of oil and gas reserves. We do not currently engage in any hedging program to mitigate our exposure to fluctuation in oil and gas prices.

LOWER OIL AND NATURAL GAS PRICES MAY CAUSE US TO RECORD CEILING TEST
IMPAIRMENTS.

We use the full cost method of accounting for oil and gas operations. Accordingly, we capitalize the cost to acquire, explore and develop oil and natural gas properties. Under the full cost method, all acquisition, exploration and development costs, including certain directly related employee costs and a portion of interest expense, incurred for the purpose of finding oil and gas are capitalized. Where proved reserves are established, capitalized costs are limited on a country-by-country basis (the ceiling test). The ceiling test is calculated as the sum of the present value of future net cash flows related to estimated production of proved reserves, using end-of-the-current-period prices, discounted at 10%, plus the lower of cost or estimated fair value of unproved properties, all net of expected income tax effects. Under the ceiling test, if the capitalized cost of a full cost pool exceeds the ceiling limitation, the excess is charged as an impairment expense. This charge does not impact cash flow from operating activities, but does reduce our stockholders' equity. The risk that we will be required to impair the carrying value of oil and natural gas properties increases when oil and natural gas prices are low or volatile. In addition, impairments may occur if we experience substantial downward adjustments to estimated proved reserves.

THE OIL AND GAS EXPLORATION INDUSTRY IS EXTREMELY COMPETITIVE, WHICH MAY ADVERSELY AFFECT OUR PROFITABILITY.

The oil and gas industry is intensely competitive and we compete with other companies that have longer operating histories and greater financial and other resources than we do. Many of these companies not only explore for and produce crude oil and natural gas but also carry on refining operations and market petroleum and other products on a worldwide basis. These competitors can sustain longer periods of reduced prices of gas and oil and may also be in a better position to outbid us to purchase particular interests in oil and gas properties.

OUR ABILITY TO PRODUCE SUFFICIENT QUANTITIES OF OIL AND GAS FROM OUR PROPERTIES MAY BE ADVERSELY AFFECTED BY A NUMBER OF FACTORS OUTSIDE OF OUR CONTROL. IF WE ARE UNABLE TO PRODUCE OIL AND/OR GAS FROM OUR PROPERTIES IN COMMERCIAL QUANTITIES, OUR OPERATIONS WILL BE SEVERELY AFFECTED.

Our business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that the wells, although productive, do not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids, or other conditions may substantially delay or prevent completion of any well. This could result in a total loss of our investment in a particular property. Adverse weather conditions can also hinder operations. A productive well may become uneconomic if water or other deleterious substances are encountered which impair or prevent the production or marketing of oil and/or gas from the well. As with any petroleum property, there can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas which may be acquired or discovered is affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, allowable production and environmental protection. We cannot predict how these factors will adversely affect our business.

WE INTEND TO OPERATE IN FOREIGN COUNTRIES AND WILL BE SUBJECT TO POLITICAL, ECONOMIC AND OTHER UNCERTAINTIES.

Through our subsidiary PHT Partners, L.P. we currently have interests in the Kingdom of Thailand. We also intend to commence significant operations in the North Sea and we may expand international operations to other countries or regions in the future. International operations are subject to political, economic and other uncertainties, including:

      - the risk of war, acts of terrorism, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs;

      - taxation policies, including royalty and tax increases and retroactive tax claims;

      - exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations;

      - laws and policies of the United States affecting foreign trade, taxation and investment; and

      - the possibility of having to be subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.

Foreign countries have occasionally asserted rights to land, including oil and gas properties, through border disputes. If a country claims superior rights to oil and gas leases or concessions granted to us by another country, our interests could be lost or decreased in value. Various regions of the world have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. This could adversely affect our interests. We will seek to manage these risks by, among other things, concentrating international exploration efforts in areas where the Company believes that the existing government is favorably disposed towards United States exploration and production companies.

IF THE OPERATOR OF A PROSPECT IN WHICH WE PARTICIPATE DOES NOT MAINTAIN OR FAILS TO OBTAIN ADEQUATE INSURANCE, OUR INTEREST IN SUCH PROSPECT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

Oil and gas operations are subject to particular hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage and destruction of property and equipment, pollution or environmental damage and suspension of operations.

We are not currently an operator of oil and gas properties. In the projects in which we own a non-operating interest directly or own an equity interest in a limited partnership which in turn owns a non-operating interest, the operator for the prospect maintains insurance of various types to cover our operations with policy limits and retention liability customary in the industry. We believe the coverage and types of insurance are adequate. The occurrence of a significant adverse event that is not fully covered by insurance could result in the loss of our total investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

THE COST OF DECOMMISSIONING IS UNCERTAIN.

As a result of our business strategy, we may incur obligations to decommission certain structures in the North Sea. To date there is little experience of removing oil and gas structures in the North Sea. Fewer than 10% of the 400 structures put in place have been removed and these were small steel structures and sub sea installations in the shallower waters of the Southern North Sea. Certain groups have been set up to study issues relating to decommissioning and how the costs will be borne. Because the experience is limited, it is difficult to predict the costs of any future decommissions for which we might become obligated.

OUR FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATIONS COULD RESULT IN SIGNIFICANT FINES AND/OR PENALTIES AND OUR COST OF COMPLIANCE WITH SUCH REGULATIONS COULD RESULT IN LARGE EXPENSES, EITHER OF WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Our operations are subject to a variety of local, national and international laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Significant fines and penalties may be imposed for the failure to comply with environmental laws and regulations. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances such as oil and gas related products.

Some environmental protection laws and regulations may expose us to liability arising out of the conduct of operations or conditions caused by others, or for acts which were in compliance with all applicable laws at the time the acts were performed. Changes in the environmental laws and regulations, or claims for damages to persons, property, natural resources or the environment, could result in substantial costs and liabilities to us. Therefore, we may incur significant environmental compliance costs in the future.

OUR FAILURE TO COMPLY WITH VARIOUS LEVELS OF GOVERNMENTAL REGULATIONS TO WHICH WE ARE SUBJECT COULD RESULT IN SIGNIFICANT FINES AND/OR PENALTIES AND OUR COST OF COMPLIANCE WITH SUCH REGULATIONS COULD RESULT IN LARGE EXPENSES, EITHER OF WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Oil and gas exploration, development and production are subject to various types of regulation by local and national governments. Regulations and laws affecting the oil and gas industry are comprehensive and are under constant review for amendment and expansion. These regulations and laws carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases our cost of doing business and, consequently, adversely affects our profitability.

WE ARE DEPENDENT ON OUR EXECUTIVE OFFICERS AND NEED TO ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL.

Our future success depends in large part on the service of William L. Transier and John N. Seitz, both of whom have substantial experience in the oil and gas industry. If either were to resign it could have a material adverse effect on our business, operating results and financial condition. While we have employment agreements with each of Mr. Transier and Mr. Seitz, there can be no assurance that such agreements will be enforceable in all circumstances, that we will have the resources to enforce such agreements or that we will have the ability to retain their services due to resignation or otherwise. Further, we do not intend to maintain key-person life insurance on either Mr. Transier or Mr. Seitz. Our future success also depends upon our ability to attract, assimilate and retain highly qualified technical and other management personnel. There can be no assurance that we will continue to attract, assimilate and retain key personnel, and the failure to do so will have a material adverse effect on our business, operating results and financial condition.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTERESTS DUE TO THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We may in the future issue our previously authorized and unissued securities which will result in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue 150,000,000 shares of common stock and 5,308,074 shares of preferred stock with such designations, preferences and rights as determined by our board of directors. As of August 23, 2004, we have 69,359,616 shares of common stock issued and outstanding, 19,714 shares of Series B Preferred Stock issued and outstanding, and outstanding options and warrants to purchase an additional 6,622,500 shares of our common stock. We also have additional shares available for grant under the Company's 2004 Incentive Plan. Issuance of these shares of common stock may substantially dilute the ownership interests of our existing stockholders. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock that in turn will require us to issue additional shares to raise funds through sales of our securities. We may also issue additional shares of our stock in connection with hiring and compensating personnel, future acquisitions, future private placements of our securities for capital raising purposes, or for other business purposes. This would further dilute the interests of our existing stockholders.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and therefore do not anticipate paying any dividends in the foreseeable future.

THE TRADING PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

The trading price of our shares has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors, including the risk factors set forth herein, as well as our operating results, financial condition, drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have an extremely negative effect on the market price of our common stock.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK.

Our common stock is trading on the American Stock Exchange. Historically, there has not been an active trading market for significant volumes of our common stock. We are not certain that an active trading market for significant volumes of our common stock will develop, or if such a market develops, that it will be sustained.

THE NUMBER OF SHARES OF OUR COMMON STOCK ELIGIBLE FOR CURRENT AND FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR STOCK.

A significant number of shares of our common stock will become eligible for sale for the first time pursuant to this prospectus. We intend to file an S-8 registration statement in the near future registering additional shares of common stock, including 6,200,000 shares of common stock covered by the 2004 Incentive Plan. Other shares of common stock currently outstanding will become available for sale in the future upon expiration of existing restrictions on sale or upon the filing of registration statements. The availability for sale of these shares could materially adversely affect the market price of our common stock.

IF WE ARE UNABLE TO FULFILL COMMITMENTS UNDER ANY OF OUR LICENSES, WE WILL LOSE OUR INTEREST IN SUCH LICENSE WHICH WILL RESULT IN THE LOSS OF OUR ENTIRE INVESTMENT IS SUCH LICENSE.

Our ability to retain licenses in which we obtain an interest will depend on our ability to fulfill the commitments made with respect to each license. We cannot assure you that we or the other participants in projects will have the financial ability to fund the potential commitments.

OUR OPERATIONS ARE EXTREMELY DEPENDENT ON OTHER COMPANIES AND OTHER SERVICE PROVIDERS OVER WHICH WE HAVE NO CONTROL.

While we have certain exploration and operations personnel, we may also rely upon the services of external geologists, geophysicists, engineers and other scientists to assist in the exploration and analysis of our prospects to determine a method in which the prospects may be developed in a cost-effective manner. In addition, we rely upon the owners and operators of oil rigs and drilling equipment to drill and develop our prospects to production. If any of these relationships with third party service providers are terminated or are unavailable on terms that are favorable to us, then we will not be able to execute our business plan.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus.

                            THE SELLING STOCKHOLDERS

The selling stockholders may sell up to 40,017,525 shares of our common stock pursuant to this prospectus (including up to 3,057,500 shares issuable upon the exercise of warrants). The following table sets forth certain information known to us concerning each of the selling stockholders. The shares are being registered to permit the selling stockholders to offer the shares for resale from time to time. See "Plan of Distribution."

                                                           Shares of                       Shares of        Percentage
                                                             Common        Number of         Common        of Shares of
                                                             Stock         Shares of         Stock            Common
                                                         Beneficially        Common       Beneficially        Stock
                                                            Owned            Stock           Owned            Owned
                                                            Before           Offered         Follow           After
Name                                                      Offering (1)     Hereby (1)      Offering (2)     Offering (2)
----                                                     -------------     ----------     -------------    -------------
Alkek & Williams Ventures, Ltd.                                12,500         12,500                 -                *
Robert Alpert                                                 250,000        250,000                 -                *

                                                           Shares of                       Shares of        Percentage
                                                             Common        Number of         Common        of Shares of
                                                             Stock         Shares of         Stock             Common
                                                         Beneficially        Common       Beneficially         Stock
                                                            Owned            Stock           Owned             Owned
                                                            Before           Offered         Follow            After
Name                                                      Offering (1)      Hereby (1)      Offering (2)     Offering (2)
----                                                     -------------     -----------    --------------   --------------
Thurman Andress                                                12,500         12,500                 -                *
Scott Andrews                                                  25,000         25,000                 -                *
Georges Antoun & Martha Antoun Ten Com                         12,500         12,500                 -                *
Thomas Asarch & Barbara Asarch JTWROS                          25,000         25,000                 -                *
Asphalt Green, Inc.                                            12,500         12,500                 -                *
W.S. Atherton                                                  50,000         50,000                 -                *
Atlantis Software Company Employee Profit Sharing Plan
    Elisa Medhus TTEE UAD 010193 (3)                           12,500         12,500                 -                *
Atlas Capital (Q.P.), L.P. (4)                                281,000        281,000                 -                *
Atlas Capital Management Master Fund, L.P. (5)                719,000        719,000                 -                *
Austerlitz Investments, Ltd.                                  100,000        100,000                 -                *
BBT Fund, L.P. (Solstice)                                     800,000        800,000                 -                *
Stephen G. Baden                                               50,000         50,000                 -                *
Ronald A. Bain (6)                                            556,250        250,000           306,250                *
Joe M. Bailey                                                  25,000         25,000                 -                *
William D. Bain Jr. and Peggy Brooks Bain Ten Com              12,500         12,500                 -                *
Baker Steel Capital Managers                                   58,824         58,824                 -                *
Baker Steel Capital Managers a/c Genus Natural
    Resources Master Fund                                     200,000        200,000                 -                *
George L. Ball (7)                                             12,500         12,500                 -                *
Bartly Williams Barnwell                                       12,500         12,500                 -                *
Bartly Williams Barnwell and Anne C. Barnwell (JT TEN)          6,250          6,250                 -                *
Bascom Baynes                                                  30,000         30,000                 -                *
Jana Bartholomew                                               12,500         12,500                 -                *
Bear Stearns Custodian Nathan Low, Roth IRA                   352,941        352,941                 -                *
Bear Stearns FAO Spring Street Partners LP                     75,000         75,000                 -                *
Laura Bestar                                                   50,000         50,000                 -                *
Big Cat Energy Partners, L.P.                                 112,500        112,500                 -                *
Bill Birdwell & Willie C. Birdwell JTWROS                      37,500         37,500                 -                *
Belmont Ventures, Inc.                                        300,000        300,000                 -                *
Black Diamond Energy Offshore LDC                             100,000        100,000                 -                *
Arnold Bloom - Account #2                                      50,000         50,000                 -                *
Thomas Brady & Daniel Brady TTEE E.P. Brady Inc. Profit
    Sharing Plan & Trust                                       50,000         50,000                 -                *
IRA FBO Friedrich Brenckmann/DLJSC as Custodian
    Rollover Account                                           50,000         50,000                 -                *
Briar Partners Ltd.                                            25,000         25,000                 -                *
Robert R. Brookshire Trust                                     50,000         50,000                 -                *
Scott S. Brown                                                 12,500         12,500                 -                *
T. Buchanan & J. Buchanan TTEE Defined Benefit Plan
    Buchanan Advisors, Inc. U/A DTD 01/0                       12,500         12,500                 -                *
Bernard C. Byrd Jr. TTEE Bernard C. Byrd Jr. Trust             50,000         50,000                 -                *
Caddo Management, Inc.                                         58,824         58,824                 -                *

                                                           Shares of                       Shares of        Percentage
                                                             Common        Number of        Common         of Shares of
                                                             Stock         Shares of        Stock             Common
                                                         Beneficially        Common       Beneficially         Stock
                                                            Owned            Stock           Owned             Owned
                                                            Before           Offered         Follow            After
Name                                                      Offering (1)     Hereby (1)     Offering (2)      Offering (2)
----                                                     -------------     ----------     ------------     -------------
Caddo Management, Inc. (8)                                    175,000        175,000                 -                *
Chattanooga Ventures LLC                                       14,706         14,706                 -                *
Charles Cannon-Brookes                                         12,500         12,500                 -                *
Vernon L. Capers and Gail A. Capers                            12,500         12,500                 -                *
Capital Growth Trust                                          689,438        300,000           389,438                *
Alexa Zesiger Carver                                            3,000          3,000                 -                *
Catalyst International                                         27,100         27,100                 -                *
Catalyst Partners, L.P.                                        28,800         28,800                 -                *
Catequil Energy Partners L.P.                                 136,000        136,000                 -                *
Catequil Energy Overseas Partners Ltd.                        364,000        364,000                 -                *
Michael S. Chadwick (9)                                        12,500         12,500                 -                *
Robert N. Chester                                              12,500         12,500                 -                *
James W. Christmas                                             25,000         25,000                 -                *
City of Milford Pension & Retirement Fund                     117,500        117,500                 -                *
City of Stamford Firemen's Pension Fund                        60,000         60,000                 -                *
Sabila Clark                                                   25,000         25,000                 -                *
W. Roger Clemens, Special Retirement Account                   50,000         50,000                 -                *
Colonial First State Investments                              400,000        400,000                 -                *
Andrew Cochran (10)                                           168,750         50,000           118,750                *
Bobby Smith Cohn                                               25,000         25,000                 -                *
Elizabeth Kirby Cohn                                           25,000         25,000                 -                *
Morton A. Cohn                                                 75,000         75,000                 -                *
Compass Bank                                                   50,000         50,000                 -                *
Higdon Compton                                                 25,000         25,000                 -                *
SEP FBO Higdon O. Compton DLJSC as Custodian                   25,000         25,000                 -                *
Concentrated Alpha Partners, L.P.                             200,000        200,000                 -                *
Conestoga Partners Holdings, L.P.                             142,000        142,000                 -                *
B.L. Corley Jr.                                                25,000         25,000                 -                *
Cougar Trading LLC                                            100,000        100,000                 -                *
Crestview Capital                                             200,000        200,000                 -                *
David Paul Crews Living Revocable Trust, David Paul
    Crews Trustee                                               6,250          6,250                 -                *
Cudd & Co.                                                    241,500        241,500                 -                *
Cudd & Co.                                                     23,500         23,500                 -                *
Cudd & Co.                                                    220,300        220,300                 -                *
Cudd & Co.                                                     14,700         14,700                 -                *
Thomas W. Custer                                               25,000         25,000                 -                *
Cyshelf Partners, L.P.                                         25,000         25,000                 -                *
Rodney E. Damon & Michele E. Damon JTWROS                      25,000         25,000                 -                *
Bruce A. Davidson & Laura A. Davidson JT TEN                   25,000         25,000                 -                *
Ronald Davi                                                    75,000         75,000                 -                *
Charles L. Davis (11)                                          12,500         12,500                 -                *
Mark Newton Davis                                              41,667         41,667                 -                *

                                                           Shares of                       Shares of        Percentage
                                                             Common        Number of        Common         of Shares of
                                                             Stock         Shares of        Stock             Common
                                                         Beneficially        Common       Beneficially         Stock
                                                            Owned            Stock           Owned             Owned
                                                            Before           Offered         Follow            After
Name                                                      Offering (1)     Hereby (1)     Offering (2)      Offering (2)
----                                                     -------------     ----------     ------------     -------------
John Paul DeJoria                                           1,263,674        588,235           675,439                *
Delaware Charter Guarantee & Trust Co. FBO Brede C.
    Klefos IRA (12)                                            50,000         50,000                 -                *
Delaware Charter Guarantee & Trust Co. FBO Erik Klefos
    IRA (13)                                                   20,000         20,000                 -                *
Francois deMenil                                               12,500         12,500                 -                *
Deutsche Bank Nominees (Jersey) Ltd.                          176,471        176,471                 -                *
Chris N. Diamondidis                                          125,000        125,000                 -                *
Frank L. Dileanardo, Jr. Trust dated Feb. 18 03               100,000        100,000                 -                *
Matthew Dwyer                                                  30,000         30,000                 -                *
Dan L. Duncan                                                 250,000        250,000                 -                *
Eagle & Dominion Euro American Growth Fund LP                  45,000         45,000                 -                *
Eagle & Dominion Euro American Growth Fund Ltd.               155,000        155,000                 -                *
Leigh Ellis & Mimi G. Ellis JTWROS                             25,000         25,000                 -                *
El Oro & Exploration Co PLC                                   100,000        100,000                 -                *
Charles S. Essmann & Anna C. Essmann T/I/C                     12,500         12,500                 -                *
Stephen Falk, M D and Sheila Falk, T/I/C                       25,000         25,000                 -                *
FEQ Investments, Inc. (14)                                    300,000        300,000                 -                *
FEQ Investments, Inc. (8) (14)                                100,000        100,000                 -                *
FEQ Gas LLC                                                     5,000          5,000                 -                *
Kevin S. Fitzpatrick                                           50,000         50,000                 -                *
Glenn Fleischhacker                                            12,500         12,500                 -                *
Peter J. Fluor                                                 12,500         12,500                 -                *
Flyline Holdings, Ltd. (15)                                   236,250        236,250                 -                *
Forest Hill Select Fund L.P.                                   75,000         75,000                 -                *
Forest Nominees Limited                                        75,000         75,000                 -                *
Joe R. Fowler & Linda D. Fowler JTWROS                         12,500         12,500                 -                *
Edwin Freedman                                                 12,500         12,500                 -                *
GLG Partners                                                  450,000        450,000                 -                *
Michael J. Gaido Jr./Special Account                           17,500         17,500                 -                *
Barry J. Galt (16)                                             73,906         50,000            23,906                *
Michael Garnick                                                50,000         50,000                 -                *
Jerald Ginder & Tania Ginder                                   12,500         12,500                 -                *
Karen Ginder                                                   37,500         37,500                 -                *
Samuel Ginzburg                                                12,500         12,500                 -                *
Lawrence E. Glenn & Louise A. Glenn JTWROS                     12,500         12,500                 -                *
Norman Goldberg                                                12,500         12,500                 -                *
Goldman Sachs & Company                                       350,000        350,000                 -                *
Moshe Grad                                                     25,000         25,000                 -                *
John H. Gray                                                   25,000         25,000                 -                *
Michael Gray                                                   12,500         12,500                 -                *
Dr. William Grose Agency                                       12,500         12,500                 -                *
IRA FBO Marc E. Grossberg #1 Pershing LLC as
     Custodian                                                 12,500         12,500                 -                *

                                                           Shares of                       Shares of        Percentage
                                                             Common        Number of        Common         of Shares of
                                                             Stock         Shares of        Stock             Common
                                                         Beneficially        Common       Beneficially         Stock
                                                            Owned            Stock           Owned             Owned
                                                            Before           Offered         Follow            After
Name                                                      Offering (1)     Hereby (1)     Offering (2)      Offering (2)
----                                                     -------------     ----------     ------------     -------------
Bill Guest (17)                                                25,000         25,000                 -                *
HBA Gas, Inc.                                                 297,334        297,334                 -                *
HBA Gas, Inc. (8)                                             975,000        975,000                 -                *
HBL Charitable Unitrust                                        10,000         10,000                 -                *
HSBC Marking Name Nominee (UK) Limited                        188,235        188,235                 -                *
Bill Haak & Johnnie S. Haak JTWROS                             12,500         12,500                 -                *
Susan Uris Halpern                                             25,000         25,000                 -                *
Tolar N. Hamblen III                                           12,500         12,500                 -                *
Glenda S. Hamilton                                             12,500         12,500                 -                *
Hansa Capital Limited (Deutsche Bank)                          87,500         87,500                 -                *
Russell Hardin Jr.                                             37,500         37,500                 -                *
Hare & Co                                                     250,000        250,000                 -                *
Hare & Co (Quaker Aggressive Growth Fund)                     500,000        500,000                 -                *
Sue M. Harris/Separate Property                                37,500         37,500                 -                *
Sue Minton Harris TTEE/Pinka Lou Blair Estate Trust U/W
    Dtd 6/15/91                                                12,500         12,500                 -                *
Titus Harris, Jr. (18)                                         37,500         37,500                 -                *
Bruce Harrison                                                 12,500         12,500                 -                *
Steve Harter                                                   50,000         50,000                 -                *
John V. Hazelton Jr. & Bonnie C. Hazelton, TIC                 12,500         12,500                 -                *
Heartland Value Fund c/o Brown Bros Harriman & Co             500,000        500,000                 -                *
Thomas T. Henion & Doris Henion JT TEN                         25,000         25,000                 -                *
SEP FBO Paul Holladay Jr. Pershing LLC as Cust                 25,000         25,000                 -                *
Anne Lindsay Cohn Holstead                                     25,000         25,000                 -                *
Courtney Cohn Hopson Separate Account                          25,000         25,000                 -                *
Charles Clifford Howell                                        25,000         25,000                 -                *
Gerald H. Hunsicker & Irene H. Hunsicker JTWROS                25,000         25,000                 -                *
Helen Hunt                                                     15,000         15,000                 -                *
John Laurie Hunter                                             12,500         12,500                 -                *
William R. Hurt (19)                                           25,000         25,000                 -                *
Anthony S. Jacobs                                              75,000         75,000                 -                *
Gary Johnson & Patricia Johnson TIC                            12,500         12,500                 -                *
John W. Johnson                                                25,000         25,000                 -                *
Samuel A. Jones                                                12,500         12,500                 -                *
Tom Juda & Nancy Juda Co-Trustees Tom & Nancy Juda
    Living Trust DTD 5/3/95 (20)                              100,000        100,000                 -                *
Barry J. Judelson & Ellen M. Judelson                          12,500         12,500                 -                *
Kenneth Kaplan                                                 12,500         12,500                 -                *
IRA FBO Eileen Katz Rollover Pershing LLC as Custodian
    Rollover Account (21)                                      12,500         12,500                 -                *
Aaron Ketelson                                                 12,500         12,500                 -                *
Brede C. Klefos Special Account (12)                           25,000         25,000                 -                *
Brian Keller & Lesley Lipshultz Keller JT TEN                  25,000         25,000                 -                *

                                                                 Shares of                       Shares of         Percentage
                                                                  Common         Number of         Common          of Shares of
                                                                  Stock          Shares of         Stock              Common
                                                               Beneficially       Common        Beneficially          Stock
                                                                  Owned           Stock            Owned              Owned
                                                                  Before         Offered           Follow             After
Name                                                           Offering (1)     Hereby (1)      Offering (2)       Offering (2)
----                                                           ------------     ----------      ------------       ------------
Nancy G. Kinder                                                    25,000          25,000                -               *
Richard D. Kinder                                                  75,000          75,000                -               *
Knox Family Ltd. Partnership Lee M. Knox G P Dtd 12-14-93          12,500          12,500                -               *
Dr. Eugene Kornhaber                                               20,000          20,000                -               *
Brian M. Krauss & Melissa Krauss JT TEN                            12,500          12,500                -               *
Brian Kuhn                                                         72,500          72,500                -               *
L BROS Fund, L.P.                                                 112,500         112,500                -               *
Lake Asset Management Ltd. Et Al                                   12,500          12,500                -               *
William V. Larkin, Jr.                                             12,500          12,500                -               *
William B. Lazar                                                    7,500           7,500                -               *
Lazar Foundation                                                   12,500          12,500                -               *
Lancer Offshore, Inc.                                           1,906,819       1,906,819                -               *
Lancer Partners L.P.                                               93,181          93,181                -               *
Carl A. Lessman                                                    35,000          31,000            4,000               *
Lighthouse Bypass Trust William Transier Trustee (22)              12,500          12,500                -               *
Steven J. Lindley                                                  12,500          12,500                -               *
Lion Fund                                                         100,000         100,000                -               *
Gary T. Leach & Sharon L. Leach TIC                                25,000          25,000                -               *
Jack Lens & Valerie B. Lens JTWROS                                 25,000          25,000                -               *
Mark Leszczynski                                                   12,500          12,500                -               *
Gregory S. Lewis                                                   12,500          12,500                -               *
Roger P. Lindstedt                                                 25,000          25,000                -               *
Paul Lohn & Geriann Sweeney Com Prop                               25,000          25,000                -               *
Peter Looram                                                        7,500           7,500                -               *
Nathan Low                                                          9,000           9,000                -               *
Nathan Low Roth IRA Bear Stearn Sec Corp Cust                     100,000         100,000                -               *
M & M Capital, LLC                                                 25,000          25,000                -               *
Constantine Macriocoslas                                           50,000          50,000                -               *
Ron Mafrige                                                        12,500          12,500                -               *
Mainstreet Capital LLC                                             12,500          12,500                -               *
John H. Malanga & Jodi F. Malanga, JT TEN (23)                     25,000          25,000                -               *
IRA FBO Jeff G. Mallett/DLJSC as Custodian Roth Account            12,500          12,500                -               *
Vincent Lee Marable III                                            25,000          25,000                -               *
Marathon Resource Partners I, L.P.                                 50,000          50,000                -               *
Michael Marcus                                                  4,368,094       2,358,722        2,009,372              3%
Michael Marcus (8)                                                282,500         282,500                -               *
Scott Marshall                                                     25,000          25,000                -               *
Scott Marshall IRA                                                 25,000          25,000                -               *
David D. May                                                       30,000          30,000                -               *
Matthew C. May                                                     12,500          12,500                -               *

                                                                       Shares of                       Shares of       Percentage
                                                                        Common         Number of         Common        of Shares of
                                                                        Stock          Shares of         Stock            Common
                                                                     Beneficially       Common        Beneficially        Stock
                                                                        Owned           Stock            Owned            Owned
                                                                        Before         Offered           Follow           After
Name                                                                 Offering (1)     Hereby (1)      Offering (2)     Offering (2)
----                                                                 ------------     ----------      ------------     ------------
Steven J. Mayer                                                         12,500          12,500              -               *
IRA FBO Thomas W. McBride Pershing LLC as Custodian Rollover
  Account                                                               25,000          25,000              -               *
Patrick McBrien                                                         12,500          12,500              -               *
Richard C. McKenzie, Jr.                                               112,500         112,500              -               *
Bruce R. McMaken (24)                                                   12,500          12,500              -               *
Rune Medhus & Elisa Medhus MD TIC (25)                                  75,000          75,000              -               *
Meehan Foundation                                                       12,500          12,500              -               *
Edmund H. Melhado                                                       25,000          25,000              -               *
Jon Mellberg                                                            50,000          50,000              -               *
Bruce Mendleson                                                         25,000          25,000              -               *
Millenco, L.P.                                                          50,000          50,000              -               *
Millennium Global High Yield Fund Limited                              800,368         800,368              -               *
Bert E. Miller and Gilda Miller                                         12,500          12,500              -               *
William F. Miller, III                                                 523,933         523,933              -               *
Domenic J. Mizio                                                        20,000          20,000              -               *
Charles Moche                                                           17,500          17,500              -               *
Bessie Montesano                                                        12,500          12,500              -               *
Kendall C. Montgomery                                                   50,000          50,000              -               *
Jackie S. Moore                                                         12,500          12,500              -               *
Jeanne L. Morancy                                                        7,500           7,500              -               *
Richard Morgan                                                          12,500          12,500              -               *
Morgan Trust Co. of the Bahamas Ltd. As Trustee U/A/D 11/30/93          42,500          42,500              -               *
Ben T. Morris (26)                                                      12,500          12,500              -               *
Nicola Zesiger Mulien                                                    3,500           3,500              -               *
John I. Mundy Separate Property                                         25,000          25,000              -               *
James William Munns (27)                                                12,500          12,500              -               *
Stephen B. & Tia C. Murchison JTWROS                                    31,000          31,000              -               *
National Federation of Independent Business Corporate Account           30,000          30,000              -               *
National Federation of Independent Business Employee Pension
  Trust                                                                 35,000          35,000              -               *
National Federation of Independent Business Sarp Assets                  6,000           6,000              -               *
John L. Nau III & Barbara Nau JT TEN                                    37,500          37,500              -               *
Nautica Holdings, Ltd.                                                 678,211         678,211              -               *
Nautica Holdings, Ltd. (8)                                             100,000         100,000              -               *
1991 Investment Company                                                 50,000          50,000              -               *
North Sound Legacy Fund, LLC                                            12,000          12,000              -               *
North Sound Legacy International Ltd.                                  256,000         256,000              -               *
North Sound Legacy Institutional Fund LLC                              132,000         132,000              -               *
Norwalk Employees Pension Plan                                          75,000          75,000              -               *
Ralph O'Connor                                                          25,000          25,000              -               *

                                                                       Shares of                       Shares of       Percentage
                                                                        Common         Number of         Common        of Shares of
                                                                        Stock          Shares of         Stock            Common
                                                                     Beneficially       Common        Beneficially        Stock
                                                                        Owned           Stock            Owned            Owned
                                                                        Before         Offered           Follow           After
Name                                                                 Offering (1)     Hereby (1)      Offering (2)     Offering (2)
----                                                                 ------------     ----------      ------------     ------------
Scott O'Keefe                                                             12,500          12,500              -              *
Kevin O'Leary                                                             25,000          25,000              -              *
William C. O'Malley & Jane L. O'Malley                                    25,000          25,000              -              *
John M. O'Quinn                                                          100,000         100,000              -              *
Lenny Olim                                                                12,500          12,500              -              *
Ophthalmic Anesthesia Services                                            12,500          12,500              -              *
W.S. Opportunity Fund, L.P. (28)                                         196,000         196,000              -              *
W.S. Opportunity Fund International, L.P. (29)                           260,000         260,000              -              *
W.S. Opportunity Fund (QP), L.P. (30)                                    244,000         244,000              -              *
Perry Partners                                                           150,000         150,000              -              *
Perry Partners International, Inc.                                       450,000         450,000              -              *
IRA FBO Stephen S. Oswald/Pershing LLC as Custodian Rollover
  Account                                                                 12,500          12,500              -              *
Iain Patrick (31)                                                         25,000          25,000              -              *
Brian Payne and Heather Payne T/I/C                                       12,500          12,500              -              *
Robert Pedlow                                                             20,000          20,000              -              *
IRA FBO Merita F. Peloso Pershing LLC as Custodian Rollover
  Account                                                                 12,500          12,500              -              *
Pequot Navigator Offshore Fund, Inc. (32)                                271,000         271,000              -              *
Pequot Navigator Onshore Fund, Inc. (33)                                 143,000         143,000              -              *
Pequot Scout Fund, L.P. (34)                                             586,000         586,000              -              *
Fred P. Pierce and Joyce R. Pierce                                        12,500          12,500              -              *
John K. Piercey                                                           12,500          12,500              -              *
Carl Pipes                                                                25,000          25,000              -              *
Robert Pollock                                                            50,000          50,000              -              *
David Pomije                                                              37,500          37,500              -              *
Carter D. Pope                                                            40,000          40,000              -              *
Sanford Prater                                                            70,000          70,000              -              *
Psychology Associates                                                      4,500           4,500              -              *
Ptarmigan & Eden Asset Management                                         25,000          25,000              -              *
Public Employee Retirement System of Idaho                               450,000         450,000              -              *
Quantum Partners LDC                                                      74,700          74,700              -              *
Nancy K. Quinn (35)                                                       39,945          12,500         27,445              *
RBS as DEP for FS Global Resources Fund                                  100,000         100,000              -              *
Ram Trading, Ltd. (36)                                                 3,965,611       2,814,411        881,200             1%
Charles L. Ramsay Jr.                                                     41,667          41,667              -              *
Jan Rask                                                                  12,500          12,500              -              *
Leonard Rauch Special                                                     25,000          25,000              -              *
Robert K. Reeves (37)                                                    193,750         175,000         18,750              *
Resources Investment Trust plc                                           222,222          50,000        172,222              *
Rhodes Ventures                                                           58,730          58,730              -              *
Rhodes Ventures, S.A. (8)                                                 58,730          58,730              -              *
Jack Richman TTEE of the 2000 Jack Family Trust U/D/T 02/10/00            25,000          25,000              -              *

                                                                       Shares of                       Shares of       Percentage
                                                                        Common         Number of         Common        of Shares of
                                                                        Stock          Shares of         Stock            Common
                                                                     Beneficially       Common        Beneficially        Stock
                                                                        Owned           Stock            Owned            Owned
                                                                        Before         Offered           Follow           After
Name                                                                 Offering (1)     Hereby (1)      Offering (2)     Offering (2)
----                                                                 ------------     ----------      ------------     ------------
Ridgecrest Partners, L.P.                                                4,200            4,200             -                *
Ridgecrest Partners, Ltd.                                               24,700           24,700             -                *
Ridgecrest Partners, QPLP                                               90,500           90,500             -                *
Roy T. Rimmer, Jr.                                                      25,000           25,000             -                *
Ritchie Maple Trading, Ltd.                                            438,750          438,750             -                *
RMS Advisors, Inc.                                                     200,000          200,000             -                *
Corbin J. Robertson III                                                 25,000           25,000             -                *
IRA FBO Donald J. Roennigke DLJSC As Custodian Rollover Account         25,000           25,000             -                *
Rosen Family Trust                                                      50,000           50,000             -                *
James A. Rosen                                                          12,500           12,500             -                *
Steven B. Rosner                                                        10,000           10,000             -                *
Dr. Hal Rothbaum MD                                                     25,000           25,000             -                *
John Rowan                                                               1,500            1,500             -                *
Alan J. Rubin Irrevocable Trust                                         37,500           37,500             -                *
Joyce Rutledge                                                          23,000           23,000             -                *
Nolan Ryan (38)                                                         50,000           50,000             -                *
S A Society for Israel Under Privileged Children Attn: Dror Zadok       12,500           12,500             -                *
SG Private Banking (Suisse) S.A.                                        50,000           50,000             -                *
SDS Capital Group SPC, Ltd.                                            100,000          100,000             -
Sharetron Limited Partnership                                           12,500           12,500             -                *
Brad D. Sanders (39)                                                    37,500           37,500             -                *
Bret D. Sanders (40)                                                    37,500           37,500             -                *
Christine M. Sanders                                                    25,000           25,000             -                *
Don A. Sanders Restricted (41)                                         250,000          250,000             -                *
Don Sanders & Luke Drury TTEES FBO Luke J. Drury Non-Exempt
  Trust (42)                                                            25,000           25,000             -                *
Don Sanders & Mark Drury TTEES FBO Mark J. Drury Non-Exempt
  Trust (43)                                                            25,000           25,000             -                *
Don Sanders & Matthew Drury TTEES FBO Matthew J. Drury
  Non-Exempt Trust (44)                                                 25,000           25,000             -                *
Don Sanders & Tanya Drury TTEES FBO Tanya Jo Drury Trust (45)           50,000           50,000             -                *
IRA FBO Katherine U. Sanders/Pershing LLC as Custodian                 100,000          100,000             -                *
Laura K. Sanders                                                        50,000           50,000             -                *
Paul H. Sanders Jr. & Janet R. Sanders TIC                              12,500           12,500             -                *
Sanders Morris Harris Inc. (8) (46)                                    700,000          700,000             -                *
Sanders Opportunity Fund, L.P. (47)                                    127,937          127,937             -                *
Sanders Opportunity Fund (Institutional), L.P. (48)                    422,063          422,063             -                *
Sandor Capital Master Fund, L.P. (49)                                   75,000           75,000             -                *
Paula L. Santoski/Separate Property                                     25,000           25,000             -                *
Wesley Schaffran                                                        12,500           12,500             -                *
David Schechter                                                         12,500           12,500             -                *

                                                                       Shares of                       Shares of       Percentage
                                                                        Common         Number of         Common        of Shares of
                                                                        Stock          Shares of         Stock            Common
                                                                     Beneficially       Common        Beneficially        Stock
                                                                        Owned           Stock            Owned            Owned
                                                                        Before         Offered           Follow           After
Name                                                                 Offering (1)     Hereby (1)      Offering (2)     Offering (2)
----                                                                 ------------     ----------      ------------     ------------
Schottenfeld Qualified Associates, L.P.                                   50,000         50,000                -             *
Jean Schwabe                                                              12,500         12,500                -             *
Steve Scott                                                               50,000         50,000                -             *
John N. Seitz (50)                                                     6,093,750        500,000        5,593,750            8%
Steve Brian Selakovich                                                     6,250          6,250                -             *
David L. Shadid                                                           41,667         41,667                -             *
Grant E. Sims & Patricia Sims JT TEN                                      31,250         31,250                -             *
1600 Group, LLC (51)                                                     250,000        250,000                -             *
Lynda Sloan & Nathan N. Sloan JTWROS                                      12,500         12,500                -             *
Spindrift Investors (Bermuda) L.P.                                       534,100        534,100                -             *
Spindrift Partners, L.P.                                                 465,900        465,900                -             *
Alan Springer                                                             25,000         25,000                -             *
Statvest, L.P.                                                            37,500         37,500                -             *
K. David Stevenson                                                       304,365        304,365                -             *
K. David Stevenson (8)                                                   129,365        129,365                -             *
Gail L. Stevenson                                                         50,000         50,000                -             *
Bruce Slovin                                                              50,000         50,000                -             *
Talbot M. Smith                                                           18,750         18,750                -             *
Robert A. Solberg                                                         50,000         50,000                -             *
Shai Stern                                                                 9,000          9,000                -             *
James William Stewart, Jr.                                                12,500         12,500                -             *
Bruce H. Stover (52)                                                     837,500        250,000          587,500             *
William M. Stradley                                                       12,500         12,500                -             *
Joseph B. Swinbank                                                        12,500         12,500                -             *
Tanglewood Family Limited Partnership                                     12,500         12,500                -             *
Paul Tate and Lara M. Tate                                                37,500         37,500                -             *
Timothy Tatum                                                            224,059        147,059           77,000             *
Tejas Securities Group, Inc. 401K Plan & Trust John Corman
  Trustee FBO John J. Gorman                                             112,500        112,500                -             *
William C. Tennison                                                      110,000        110,000                -             *
Theeuwes Family Trust, Felix Theeuwes Trustee                             12,500         12,500                -             *
Mark Evan Thomas                                                          25,000         25,000                -             *
William Thompson                                                          25,000         25,000                -             *
Three Independence Square, LLC                                            12,500         12,500                -             *
George Transier                                                           25,000         25,000                -             *
William L. Transier (22)                                               6,093,750        500,000        5,593,750            8%
Trident Growth Fund, L.P. (8)                                            525,000        525,000                -             *
Emily Harris Todd & Christopher Neal Todd Ten Com                         25,000         25,000                -             *
Susan Sanders Todd Separate Property                                      37,500         37,500                -             *
David Towery                                                              25,000         25,000                -             *
Troy Utz                                                                  25,000         25,000                -             *
VLC Properties LP                                                         25,000         25,000                -             *
Vincent Vazquez                                                           25,000         25,000                -             *

                                                                       Shares of                       Shares of       Percentage
                                                                        Common         Number of         Common        of Shares of
                                                                        Stock          Shares of         Stock            Common
                                                                     Beneficially       Common        Beneficially        Stock
                                                                        Owned           Stock            Owned            Owned
                                                                        Before         Offered           Follow           After
Name                                                                 Offering (1)     Hereby (1)      Offering (2)     Offering (2)
----                                                                 ------------     ----------      ------------     ------------
Gonzalo Vazquez                                                         25,000          25,000             -                *
Alan B. & Joanne K. Vidinsky 1993 Trust                                 12,500          12,500             -                *
Charles Weiner                                                          12,500          12,500             -                *
K C Weiner                                                              12,500          12,500             -                *
Don Weir & Julie Ellen Weir TIC (53)                                    75,000          75,000             -                *
Eric G. Weir TTEE FBO Weir 1998 Children's Trust U/A/D                  12,500          12,500             -                *
Don V. Weir TTEE Sanders 1998 Children's Trust Dated 12/01/97
  (54)                                                                 150,000         150,000             -                *
Eric Glen Weir                                                          37,500          37,500             -                *
Lisa Dawn Weir                                                          37,500          37,500             -                *
Willbro Nominees Ltd.                                                  100,000         100,000             -                *
Bryan Willingham and Donna Willingham                                   25,000          25,000             -                *
Michael Winter                                                          25,000          25,000             -                *
IRA FBO Mark E. Wise Pershing LLC as Custodian Rollover Account         12,500          12,500             -                *
Sharon Perry Wise Separate Property Account                             25,000          25,000             -                *
Woodrow Partners Ltd.                                                  235,000         235,000             -                *
Woodrow Partners Fund, L.P.                                            123,000         123,000             -                *
Steven B. Wyatt                                                         11,905          11,905             -                *
Steven B. Wyatt (8)                                                     11,905          11,905             -                *
Lawrence A. Young & Deborah W. Young JTWROS                             12,500          12,500             -                *
Zadok Jewelers                                                          75,000          75,000             -                *
Zadok Jewelry Inc PSP Pershing Inc. as Custodian Profit Sharing
  Plan DTD 5/1/89                                                       12,500          12,500             -                *
Dror Zadok                                                              50,000          50,000             -                *
Scott Zelnick and Julie Zelnick                                         12,500          12,500             -                *
David Zesiger                                                            4,000           4,000             -                *

*     Less than 1%, based on 69,359,615 shares outstanding on August 23, 2004.

(1) Ownership is determined as of August 23, 2004 and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The actual number of shares beneficially owned and offered for sale is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

(2) Assumes all the shares offered hereby are sold to persons who are not affiliates of the selling stockholders.

(3) Elisa Medhus MD is the spouse of Rune Medhus an employee of Sanders Morris Harris Inc., which is a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of the Atlantis Software Company Employee Profit Sharing Plan.

(4) The general partner of Atlas Capital (Q.P.), L.P. is Atlas Capital Management, L.P. ("ACM"). The general partner of ACM is RHA, Inc., of which Robert H. Alpert is the President. By virtue of his position, Mr. Alpert exercises voting and investment authority over the shares held by this selling stockholder.

(5) The outstanding shares of Atlas Capital Management Master Fund, L.P. are owned by Atlas Capital Offshore Fund, Ltd., the director of which is Robert H. Alpert, and Atlas Capital, L.P, its general partner. The general partner of Atlas Capital, L.P. is ACM. The general partner of ACM is RHA, Inc., of which Robert H. Alpert is the President. By virtue of his position, Mr. Alpert exercises voting and investment authority over the shares held by this selling stockholder.

(6) Mr. Bain is Vice President of Geosciences of the Company. Pursuant to the terms of a lock-up agreement dated February 26, 2004, Mr. Bain has agreed to certain restrictions on the sale of shares beneficially owned by him for a one-year period.

(7) George L. Ball is the Chairman of the Board of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Ball.

(8) With respect to this selling stockholder, the number of shares of common stock shown as beneficially owned and offered hereby are shares of common stock issuable upon the exercise of warrants.

(9) Michael S. Chadwick is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Chadwick.

(10)  Mr. Cochran is Manager Exploration New Ventures of the Company.

(11) Charles L. Davis is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Davis.

(12) Brede Klefos is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the investment retirement account held for the benefit of Mr. Klefos.

(13) Erik Klefos is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the investment retirement account held for Mr. Klefos.

(14) During 2002 and 2003, FEQ Investments served as a consultant and financial advisor on behalf of the Company and certain limited partnerships in which the Company formerly maintained an interest. It also indirectly owns an interest in PHT Partners, L.P., an entity controlled by the Company.

(15) W. Forrest Tempel, a director of Flyline Holdings, Ltd., exercises voting and investment authority over the shares held by this selling stockholder.

(16)  Mr. Galt is a director of the Company.

(17)  Mr. Guest is a director of the United Kingdom subsidiary of the Company.

(18) Titus Harris, Jr. is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Harris.

(19) William R. Hurt is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Hurt.

(20) Tom Juda and Nancy Juda, co-trustees of the Tom and Nancy Juda Living Trust, exercise voting and investment authority over the shares held by this selling stockholder. Tom Juda is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of the Tom and Nancy Juda Living Trust.

(21) Eileen Katz is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the investment retirement account of Ms. Katz.

(22) Mr. Transier is the Co-Chief Executive Officer of the Company. Mr. Transier has no economic interest in the 12,500 shares owned by the Lighthouse Bypass Trust and disclaims beneficial ownership of such shares. Pursuant to the terms of a lock-up agreement dated February 26, 2004, Mr. Transier has agreed to certain restrictions on the sale of shares beneficially owned by him for a one-year period.

(23) John H. Malanga is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Malanga and Jodi F. Malanga as joint tenants.

(24) Bruce R. McMaken is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. McMaken.

(25) Rune Medhus is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Medhus and Elisa Medhus as tenants in common.

(26) Ben T. Morris is Chief Executive Officer of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Morris.

(27)  Mr. Munns is a director of the United Kingdom subsidiary of the Company.

(28) The agent and attorney-in-fact for WS Opportunity Fund, L.P. is WS Ventures Management, L.P., of which the general partner is WSV Management, L.L.C.

      Patrick P. Walker is a member of WSV Management, L.L.C. Patrick P. Walker, Reid S. Walker and G. Stacy Smith exercise voting and investment authority over the shares held by this selling stockholder.

(29) The agent and attorney-in-fact for WS Opportunity Fund International, L.P. is WS Ventures Management, L.P., of which the general partner is WSV Management, L.L.C. Patrick P. Walker is a member of WSV Management, L.L.C. Patrick P. Walker, Reid S. Walker and G. Stacy Smith exercise voting and investment authority over the shares held by this selling stockholder.

(30) The agent and attorney-in-fact for WS Opportunity Fund (QP), L.P. is WS Ventures Management, L.P., of which the general partner is WSV Management, L.L.C. Patrick P. Walker is a member of WSV Management, L.L.C. Patrick P. Walker, Reid S. Walker and G. Stacy Smith exercise voting and investment authority over the shares held by this selling stockholder.

(31)  Mr. Patrick is a director of the United Kingdom subsidiary of the Company.

(32) Pequot Capital Management, Inc. is the Investment Manager of Pequot Navigator Offshore Fund, Inc., and Mark Broach exercises voting and investment authority over the shares held by this selling stockholder.

(33) Pequot Capital Management, Inc. is the Investment Manager of Pequot Navigator Onshore Fund, L.P., and Mark Broach exercises voting and investment authority over the shares held by this selling stockholder.

(34) Pequot Capital Management, Inc. is the Investment Manager of Pequot Scout Fund, L.P., and Mark Broach exercises voting and investment authority over the shares held by this selling stockholder.

(35)  Ms. Quinn is a director of the Company.

(36) James R. Park, Vice President of Ritchie Capital Management, LLC, the investment advisor to RAM Trading, Ltd., exercises voting and investment authority over the shares held by this selling stockholder.

(37) Mr. Reeves was from February 2004 until March 2004 an Executive Vice President of the Company.

(38) Nolan Ryan is a director of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Mr. Ryan.

(39) Brad D. Sanders is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Brad D. Sanders.

(40) Bret D. Sanders is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Bret D. Sanders.

(41) Don A. Sanders is the Chairman of the Executive Committee of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the investment retirement account held for the benefit of Don Sanders.

(42) Don A. Sanders and Luke Drury, as Trustees, exercise voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is the Chairman of the Executive Committee of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the Luke J. Drury Non-Exempt Trust.

(43) Don A. Sanders and Mark Drury, as Trustees, exercise voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is the Chairman of the Executive Committee of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the Mark J. Drury Non-Exempt Trust.

(44) Don A. Sanders and Matthew Drury, as Trustees, exercise voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is the Chairman of the Executive Committee of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the Matthew J. Drury Non-Exempt Trust.

(45) Don A. Sanders and Tanya Drury, as Trustees, exercise voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is the Chairman of the Executive Committee of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the Tanya Jo Drury Trust.

(46) These securities consist of 700,000 shares of common stock of the Company issuable upon the exercise of a warrant with an exercise price of $2.00 per share. The warrant has a term of 5 years, and vested and became exercisable in full on February 26, 2004. Sanders Morris Harris Inc. acted as placement agent in connection with the sale of 25,000,000 shares of common stock of the Company on February 26, 2004. Ben T. Morris serves as Chief Executive Officer of Sanders Morris Harris Inc. and, in such capacity may be deemed to exercise voting and investment authority over the shares held by this selling stockholder. Additionally, Don A. Sanders serves as Chairman of the Executive Committee of Sanders Morris Harris Inc. and, in such capacity may also be deemed to exercise voting and investment authority over the shares held by this selling stockholder. Sanders Morris Harris Inc. is a registered broker/dealer and is a member of the NASD.

(47) Don A. Sanders, the Chief Investment Officer of Sanders Opportunity Fund, L.P., exercises voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is the Chairman of the Executive Committee of Sanders

      Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Sanders Opportunity Fund, L.P.

(48) Don A. Sanders, the Chief Investment Officer of Sanders Opportunity Fund (Institutional), L.P., exercises voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is the Chairman of the Executive Committee of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Sanders Opportunity Fund (Institutional), L.P.

(49) The general partner of Sandor Capital Master Fund, L.P. is John S. Lemak. John S. Lemak is an affiliate of Williams Financial Group, which is an NASD member. These securities were purchased and are held in the ordinary course of business for the account of Sandor Capital Master Fund, L.P.

(50) Mr. Seitz is the Co-Chief Executive Officer of the Company. Pursuant to the terms of a lock-up agreement dated February 26, 2004, Mr. Seitz has agreed to certain restrictions on the sale of shares beneficially owned by him for a one-year period.

(51) Beneficial owner of the shares held by 1600 Group, LLC is Michael D. Cochran, Executive Vice President Exploration of the Company. Pursuant to the terms of a lock-up agreement dated February 26, 2004, Mr. Cochran has agreed to certain restrictions on the sale of shares beneficially owned by him (total of 687,500 shares) for a one-year period.

(52) Mr. Stover is the Executive Vice President Operations and Business Development of the Company. Pursuant to the terms of a lock-up agreement dated February 26, 2004, Mr. Stover has agreed to certain restrictions on the sale of shares beneficially owned by him for a one-year period.

(53) Don Weir is an employee of Sanders Morris Harris, Inc., a registered broker/dealer and member of the NASD. These securities were purchased and are held in the ordinary course of business for the personal account of Don Weir and Julie Ellen Weir, tenants in common.

(54) Mr. Weir, as trustee of the Sanders 1998 Children's Trust, exercises voting and investment authority over the shares held by the trust. These securities were purchased and are held in the ordinary course of business for the Sanders 1998 Children's Trust.

Except as indicated above, no selling stockholder has within the past three years had any position, office or other material relationship with the Company or any of its predecessors or affiliates.

                              PLAN OF DISTRIBUTION

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. A selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of common stock to be made directly or through agents. This prospectus covers the resale of shares of our common stock by the selling stockholders. As used in this prospectus, "selling stockholders" includes holders of shares of our common stock received from a selling stockholder after the date of this prospectus and who received such shares by gift or by other transfer by such selling stockholder to an immediate family member of such stockholder, by will or through operation of the laws of descent and distribution, and their respective administrators, guardians, receivers, executors or other persons acting in a similar capacity.

The common stock may be sold from time to time to purchasers:

      - directly by the selling stockholders and their successors, which includes their transferees, pledgees or donees or their successors; or

      - through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. As a result, any profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts, and "underwriters" within the meaning of the Securities Act of 1933 will be subject to prospectus delivery requirements of the Securities Act of 1933. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities, including, without limitation, liabilities under Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934. If the common stock is sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.

The common stock may be sold in one or more transactions at:

      -     fixed prices;

      -     prevailing market prices at the time of sale;

      -     prices related to such prevailing market prices;

      -     varying prices determined at the time of sale; or

      -     negotiated prices.

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These sales may be effected in transactions:

      - on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

      -     in the over-the-counter market;

      - otherwise than on such exchanges or services or in the over-the-counter market;

      - through the writing and exercise of options, whether such options are listed on an options exchange or otherwise; or

      -     through the settlement of short sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholders may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common stock.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock.

At the time a particular offering is made, if required, a prospectus supplement will be distributed, which will set forth the names of the selling stockholders, the aggregate amount and type of securities being offered, the price at which the securities are being sold and other material terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms

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

constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

We cannot be certain that any selling stockholder will sell any or all of the common stock pursuant to this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Securities Exchange Act of 1934. The Securities Exchange Act of 1934 rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

We have agreed to pay substantially all expenses incidental to the registration, offering and sale of the common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

On February 26, 2004, William L. Transier, John N. Seitz, Bruce H. Stover, Michael D. Cochran and Ronald A. Bain signed one-year lock-up agreements covering each individual's respective shares of the Company's common stock. These lock-up agreements impose certain restrictions on the sale of such shares for a period of one year.

                                  LEGAL MATTERS

Certain legal matters in connection with the common stock offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to by offering by their own legal counsel.

                                     EXPERTS

The consolidated financials statements of Endeavour International Corporation as of December 31, 2003 and 2002, and for each of the years then ended and the period from January 13, 2000 (Inception) through December 31, 2003, have been incorporated herein by reference in reliance upon the report of L J Soldinger Associates LLC, independent certified public accountants, upon their authority as experts in accounting and auditing.

Effective April 29, 2004, the Audit Committee of the Board of Directors approved the engagement of KPMG LLP as the principal accountants to audit our financial statements.

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                       40,017,525 SHARES OF COMMON STOCK

                      ENDEAVOUR INTERNATIONAL CORPORATION

                   [ENDEAVOUR INTERNATIONAL CORPORATION LOGO]